EXHIBIT 21

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                                                LIST OF SUBSIDIARIES


                                          JURISDICTION OF
NAME OF SUBSIDIARY                         INCORPORATION                                     STATUS
------------------                        ---------------                                    ------

Denbury Offshore, Inc.                       Delaware                     Wholly owned subsidiary of Denbury Resources
                                                                          Inc. - offshore oil and gas properties

Denbury Gathering & Marketing, Inc.          Delaware                     Wholly owned subsidiary of Denbury Resources
                                                                          Inc. - parent company of Genesis Energy, Inc.

Genesis Energy, Inc.                         Delaware                     Wholly owned subsidiary of Denbury Gathering
                                                                          & Marketing, Inc. - holds 9.25% general
                                                                          partner interest of Genesis Energy LP and
                                                                          .01% general partner interest of Genesis
                                                                          Crude Oil LP

Denbury Operating Company                    Delaware                     Wholly owned subsidiary of Denbury Resources
                                                                          Inc. - operating holding company of limited
                                                                          liability companies

Denbury Onshore, L.L.C.                      Delaware                     Wholly owned subsidiary of Denbury Operating
                                                                          Company - onshore oil and gas properties

Denbury Marine, L.L.C.                       Louisiana                    Wholly owned subsidiary of Denbury Operating
                                                                          Company - marine company

Tuscaloosa Royalty Fund L.L.C.               Delaware                     Wholly Owned Subsidiary of Denbury Operating
                                                                          Company
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